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                       Sam Fuller, CFO; Stacey Dwyer, EVP
              1901 Ascension Blvd., Suite 100, Arlington, TX 76006
                                  817-856-8200
                                  July 8, 2003


D.R. HORTON, INC. REPORTS SALES OF $2.6 BILLION, A 29% INCREASE FOR THE THIRD QUARTER, AND THE HIGHEST QUARTERLY SALES IN COMPANY HISTORY

         ARLINGTON, TEXAS - D.R. Horton, Inc. (NYSE:DHI) Tuesday (July 8, 2003), reported the highest quarterly net sales orders in Company history. Net sales orders for the third quarter ended June 30, 2003 increased 29% to $2.6 billion (10,811 homes), compared to $2.0 billion (9,065 homes) for the same quarter of fiscal 2002. Net sales orders for the first nine months of fiscal 2003 increased 38% to $6.8 billion (28,611 homes), compared to $4.9 billion (22,826 homes) for the same period of fiscal 2002.

         Donald R. Horton, Chairman of the Board, said, "We are very proud that our people continue to deliver record-setting sales performances. Our continued sales momentum and record backlog confirm that fiscal 2003 will be our 26th consecutive year of record revenues and profitability, and position us for a strong fiscal 2004."

         Founded in 1978, D.R. Horton, Inc. is engaged in the construction and sale of high quality homes designed principally for the entry-level and first time move-up markets. D.R. Horton currently builds and sells homes under the D.R. Horton, Arappco, Cambridge, Continental, Dietz-Crane, Dobson, Emerald, Melody, Milburn, Schuler, SGS Communities, Stafford, Torrey, Trimark, and Western Pacific names in 20 states and 44 markets, with a geographic presence in the Midwest, Mid-Atlantic, Southeast, Southwest and Western regions of the United States. The Company also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

         Portions of this document may constitute "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: changes in general economic, real estate and business conditions; changes in interest rates and the availability of mortgage financing; governmental regulations and environmental matters; the Company's substantial leverage; competitive conditions within the industry; the availability of capital to the Company on favorable terms; the Company's ability to integrate its acquisitions and successfully effect the cost savings, operating efficiencies and revenue enhancements that are believed available and otherwise to successfully effect its other growth strategies. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton's annual report on Form 10-K and the most recent Form 10-Q, both of which were filed with the Securities and Exchange Commission.


                        WEBSITE ADDRESS: www.DRHORTON.com

                               D. R. HORTON, INC.
                               ($'s in millions)

                              NET SALES ORDERS

                                       Three months ended June 30,
                             ---------------------------------------------------
                                     2002                        2003
                             -----------------------     -----------------------
                              Units          $'s         Units           $'s
                             ------       ----------     ------       ----------
Mid-Atlantic ...........        960       $    201.3        952       $    216.1
Midwest ................        543            126.8        503            138.0
Southeast ..............        976            161.9      1,213            237.7
Southwest ..............      3,520            590.5      4,317            715.5
West ...................      3,066            954.1      3,826          1,311.1
                             ------         --------     ------         --------
                              9,065       $  2,034.6     10,811       $  2,618.4
                             ======         ========     ======         ========

                                       Nine months ended June 30,
                             ---------------------------------------------------
                                      2002                       2003
                             -----------------------     -----------------------
                             Units            $'s        Units           $'s
                             ------       ----------     ------       ----------
Mid-Atlantic ...........      2,471       $    512.0      2,666       $    577.1
Midwest ................      1,394            341.1      1,454            385.6
Southeast ..............      2,680            438.6      3,314            623.0
Southwest ..............      9,537          1,583.7     11,561          1,924.6
West ...................      6,744          2,014.1      9,616          3,246.0
                             ------         --------     ------         --------
                             22,826       $  4,889.5     28,611       $  6,756.3
                             ======         ========     ======         ========


                        WEBSITE ADDRESS: www.DRHORTON.com
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